Exhibit 99.1

Q2 GAAP revenue $373.1 million, Fully Diluted GAAP Earnings Per share $0.14,

Adjusted revenue $384.4 million, Adjusted Diluted Earnings Per Share $0.39

WINDSOR, CT, July 27,2016 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the second quarter ended June 30, 2016.

GAAP Results

SS&C reported GAAP revenue of $373.1 million for the second quarter of 2016, compared to $212.8 million in the second quarter of 2015, a 75.3 percent increase. GAAP operating income for the second quarter of 2016 was $66.0 million, or 17.7 percent of revenue. This represents a 13.2 percent increase compared to $58.4 million, or 27.4 percent of revenue, in 2015’s second quarter. GAAP net income for the second quarter of 2016 was $28.2 million compared to $39.1 million in the second quarter of 2015, a 27.9 percent decrease. On a fully diluted GAAP basis, earnings per share in the second quarter of 2016 were $0.14.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue in the second quarter of 2016 was $384.4 million, up 80.4 percent compared to $213.1 million in the second quarter of 2015. Adjusted operating income in the second quarter of 2016 was $140.5 million, or 36.6 percent of adjusted revenue. This represents a 64.3 percent increase compared to adjusted operating income of $85.5 million, or 40.1 percent of adjusted revenue, in the second quarter of 2015.

Adjusted net income for the second quarter of 2016 was $79.4 million, up 35.3 percent compared to $58.7 million in 2015’s second quarter. Adjusted diluted earnings per share in the second quarter of 2016 were $0.39 per share, up 18.2 percent compared to $0.33 per share in the second quarter of 2015.

Highlights:

•	SS&C adjusted revenue for Q2 2016 was $384.4 million, our 13th straight quarter with record adjusted revenue.

•	Second quarter R&D spend contributed to new releases of SS&C’s CAMRA, Global Wealth Platform, Black Diamond, and SS&C Geneva, SS&C APX, SS&C Moxy, and SS&C TradeEx products.

•	SS&C paid off $125.5 million in debt in Q2 2016, and $415.3 million since acquiring Advent one year ago.

•	Our net debt to adjusted consolidated EBITDA leverage ratio has been reduced to 4.36x.

“SS&C once again delivers record adjusted revenues of $384.4 million for the second quarter of 2016, and we grew our adjusted consolidated EBITDA 65.0 percent to a record $147.5 million,” says Bill Stone, Chairman and Chief Executive Officer. “After a full quarter of ownership, the Citi Alternative Investor Services group is adjusting nicely into SS&C’s fast-paced, sales-oriented culture. Great strides have already been made in the integration, including a significant upgrade of the Geneva Platform, and a revitalized focus on top line growth.”

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as adjusted recurring revenue on an annualized basis, was $1,424.3 million based on adjusted recurring revenue $356.1 million for the second quarter of 2016. This represents an increase of 88.0 percent from $189.4 million and $757.6 million run-rate in the same period in 2015 and an increase of 12.8 percent from $315.7 million for the first quarter of 2016, an annual run rate of $1,262.9 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C generated net cash from operating activities of $139.3 million for the six months ended June 30, 2016, compared to $100.7 million for the same period in 2015, representing a 38.3 percent increase. SS&C ended the quarter with $95.2 million in cash and cash equivalents, and $2,664.7 million in gross debt, for a net debt balance of $2,569.5 million. SS&C’s leverage ratio as defined in our credit agreement stood at 4.36 times consolidated EBITDA as of June 30, 2016.

Guidance

	Q3 2016	FY 2016
Adjusted Revenue ($M)	$388.0 – $394.0	$1,511.0 – $1,524.0
Adjusted Net Income ($M)	$82.5 – $85.0	$326.0 – $334.0
Cash from Operating Activities ($M)	—	$380.0 – $395.0
Capital Expenditures (% of revenue)	—	2.5% – 2.8%
Diluted Shares (M)	206.0 – 206.4	205.2 – 205.9
Effective Income Tax Rate (%)	—	28%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q2 2016 earnings call will take place at 5:00 p.m. eastern time today, July 27, 2016. The call will discuss Q2 2016 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies Second Quarter 2016 Conference Call”; conference ID#46494657. A replay will be available after 8:00 p.m. eastern time on July 27, 2016, until midnight on August 3, 2016. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code #46494657. The call will also be available for replay on SS&C’s website after July 27, 2016; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the third quarter and full year of 2016 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 10,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $44 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Software-enabled services	$244,672	$150,123	$450,319	$303,690
Maintenance and term licenses	103,392	38,978	198,512	78,952

Total recurring revenues	348,064	189,101	648,831	382,642

Perpetual licenses	5,039	12,948	10,254	16,018
Professional services	19,974	10,719	38,123	19,843

Total non-recurring revenues	25,013	23,667	48,377	35,861

Total revenues	373,077	212,768	697,208	418,503

Cost of revenues:
Software-enabled services	146,243	88,548	259,971	177,150
Maintenance and term licenses	46,460	12,338	93,406	26,505

Total recurring cost of revenues	192,703	100,886	353,377	203,655

Perpetual licenses	643	1,021	1,141	2,045
Professional services	17,133	7,596	32,645	16,110

Total non-recurring cost of revenues	17,776	8,617	33,786	18,155

Total cost of revenues	210,479	109,503	387,163	221,810

Gross profit	162,598	103,265	310,045	196,693

Operating expenses:
Selling and marketing	28,535	13,931	58,396	27,318
Research and development	40,827	17,520	77,274	37,128
General and administrative	27,199	13,463	57,894	30,763

Total operating expenses	96,561	44,914	193,564	95,209

Operating income	66,037	58,351	116,481	101,484
Interest expense, net	(32,846)	(5,419)	(65,935)	(11,019)
Other income (expense), net	12	(164)	(1,835)	(1,671)

Income before income taxes	33,203	52,768	48,711	88,794
Provision for income taxes	4,982	13,640	13,485	23,420

Net income	$28,221	$39,128	$35,226	$65,374

Basic earnings per share	$0.14	$0.23	$0.18	$0.39

Basic weighted average number of common shares outstanding	198,765	170,810	198,143	169,674

Diluted earnings per share	$0.14	$0.22	$0.17	$0.37

Diluted weighted average number of common and common equivalent shares outstanding	204,916	179,104	204,596	177,974

Net income	$28,221	$39,128	$35,226	$65,374
Other comprehensive (loss) income, net of tax:
Foreign currency exchange translation adjustment	(26,793)	22,808	(17,472)	(13,411)

Total comprehensive (loss) income, net of tax	(26,793)	22,808	(17,472)	(13,411)

Comprehensive income	$1,428	$61,936	$17,754	$51,963

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$95,222	$434,159
Accounts receivable, net	239,428	169,951
Prepaid expenses and other current assets	32,598	27,511
Prepaid income taxes	39,319	40,627
Restricted cash	2,818	2,818

Total current assets	409,385	675,066
Property, plant and equipment, net	69,557	67,143
Deferred income taxes	2,018	2,199
Goodwill	3,636,495	3,549,212
Intangible and other assets, net	1,571,384	1,508,622

Total assets	$5,688,839	$5,802,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$30,878	$32,281
Accounts payable	20,033	11,957
Income taxes payable	—	1,428
Accrued employee compensation and benefits	55,836	83,894
Interest payable	22,386	28,903
Other accrued expenses	45,964	36,231
Deferred revenue	238,785	222,024

Total current liabilities	413,882	416,718
Long-term debt, net of current portion	2,569,971	2,719,070
Other long-term liabilities	61,915	51,434
Deferred income taxes	478,641	509,574

Total liabilities	3,524,409	3,696,796
Total stockholders’ equity	2,164,430	2,105,446

Total liabilities and stockholders’ equity	$5,688,839	$5,802,242

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Six Months Ended June 30,
	2016	2015
Cash flow from operating activities:
Net income	$35,226	$65,374
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113,440	52,103
Stock-based compensation expense	27,913	8,314
Income tax benefit related to exercise of stock options	(23,760)	(5,065)
Amortization and write-offs of loan origination costs	5,312	2,874
Loss on sale or disposition of property and equipment	150	209
Deferred income taxes	(24,056)	(7,395)
Provision for doubtful accounts	1,257	299
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(13,458)	(1,804)
Prepaid expenses and other assets	(1,516)	2,488
Accounts payable	7,870	(2,405)
Accrued expenses	(25,851)	(20,186)
Income taxes prepaid and payable	23,757	11,064
Deferred revenue	13,052	(5,148)

Net cash provided by operating activities	139,336	100,722

Cash flow from investing activities:
Additions to property and equipment	(13,593)	(5,750)
Proceeds from sale of property and equipment	43	—
Cash paid for business acquisitions, net of cash acquired	(317,554)	(7,863)
Additions to capitalized software	(3,306)	(1,792)
Purchase of long-term investment	(1,000)	—

Net cash used in investing activities	(335,410)	(15,405)

Cash flow from financing activities:
Repayments of debt	(155,325)	(174,000)
Proceeds from exercise of stock options	19,212	8,735
Withholding taxes related to equity award net share settlement	(4,615)	—
Income tax benefit related to exercise of stock options	23,760	5,065
Proceeds from common stock issuance, net	—	717,866
Purchase of common stock for treasury	(10)	—
Payment of fees related to refinancing activities	(223)	—
Dividends paid on common stock	(24,790)	(21,101)

Net cash (used in) provided by financing activities	(141,991)	536,565

Effect of exchange rate changes on cash and cash equivalents	(872)	(1,651)

Net (decrease) increase in cash and cash equivalents	(338,937)	620,231
Cash and cash equivalents, beginning of period	434,159	109,577

Cash and cash equivalents, end of period	$95,222	$729,808

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenues are presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenues is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures. Below is a reconciliation between adjusted revenues and revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2016	2015	2016	2015
Revenues	$373,077	$212,768	$697,208	$418,503
Purchase accounting adjustments to deferred revenue	11,335	302	30,318	699

Adjusted revenues	$384,412	$213,070	$727,526	$419,202

The following is a breakdown of recurring and non-recurring revenues and adjusted recurring and non-recurring revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2016	2015	2016	2015
Software-enabled services	$244,672	$150,123	$450,319	$303,690
Maintenance and term licenses	103,392	38,978	198,512	78,952

Total recurring revenues	348,064	189,101	648,831	382,642

Perpetual licenses	5,039	12,948	10,254	16,018
Professional services	19,974	10,719	38,123	19,843

Total non-recurring revenues	25,013	23,667	48,377	35,861

Total revenues	$373,077	$212,768	$697,208	$418,503

Software-enabled services	$244,763	$150,123	$450,549	$303,690
Maintenance and term licenses	111,324	39,280	221,274	79,651

Total adjusted recurring revenues	356,087	189,403	671,823	383,341

Perpetual licenses	5,039	12,948	10,254	16,018
Professional services	23,286	10,719	45,449	19,843

Total adjusted non-recurring revenues	28,325	23,667	55,703	35,861

Total adjusted revenues	$384,412	$213,070	$727,526	$419,202

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2016	2015	2016	2015
Operating income	$66,037	$58,351	$116,481	$101,484
Amortization of intangible assets	51,995	22,312	101,675	44,493
Stock-based compensation	12,566	4,208	27,913	8,314
Capital-based taxes	—	(636)	472	(636)
Unusual or non-recurring charges (1)	1,301	994	4,919	8,579
Purchase accounting adjustments (2)	8,630	302	24,258	699

Adjusted operating income	$140,529	$85,531	$275,718	$162,933

(1)	Unusual or non-recurring charges include proceeds from legal and other settlements, severance expenses, transaction costs and other one-time expenses, such as expenses associated with facilities consolidations and acquisitions.
(2)	Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in July 2015, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
(in thousands)	2016	2015	2016	2015	2016
Net income	$28,221	$39,128	$35,226	$65,374	$12,714
Interest expense, net	32,846	5,419	65,935	11,019	162,690
Income tax provision	4,982	13,640	13,485	23,420	8,045
Depreciation and amortization	58,167	26,107	113,440	52,103	212,171

EBITDA	124,216	84,294	228,086	151,916	395,620
Stock-based compensation	12,566	4,208	27,913	8,314	63,678
Capital-based taxes	—	(636)	472	(636)	1,936
Acquired EBITDA and cost savings (1)	1,046	389	5,814	2,156	28,468
Unusual or non-recurring charges (2)	1,289	1,158	6,754	10,250	22,652
Purchase accounting adjustments (3)	8,630	302	24,258	699	73,486
Other (4)	769	47	1,553	142	2,940

Consolidated EBITDA	$148,516	$89,762	$294,850	$172,841	$588,780
Less: acquired EBITDA	(1,046)	(389)	(5,814)	(2,156)	(28,468)

Adjusted Consolidated EBITDA	$147,470	$89,373	$289,036	$170,685	$560,312

(1)	Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.
(2)	Unusual or non-recurring charges include foreign currency gains and losses, proceeds from legal and other settlements, severance expenses, transaction costs and other one-time expenses, such as expenses associated with the facilities consolidations, acquisitions and the sale of fixed assets.
(3)	Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.
(4)	Other includes the non-cash portion of straight-line rent expense.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes, other unusual and non-recurring items, purchase accounting adjustments, and loss on extinguishment of debt that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2016	2015	2016	2015
GAAP – Net income	$28,221	$39,128	$35,226	$65,374
Plus: Amortization of intangible assets	51,995	22,312	101,675	44,493
Plus: Amortization of deferred financing costs and original issue discount	2,659	1,439	5,312	2,874
Plus: Stock-based compensation	12,566	4,208	27,913	8,314
Plus: Capital-based taxes	—	(636)	472	(636)
Plus: Unusual and non-recurring items (1)	1,289	1,158	6,754	10,250
Plus: Purchase accounting adjustments (2)	8,630	302	24,258	699
Income tax effect (3)	(25,914)	(9,194)	(46,742)	(19,920)

Adjusted net income	$79,446	$58,717	$154,868	$111,448

Adjusted diluted earnings per share	$0.39	$0.33	$0.76	$0.63
GAAP diluted earnings per share	$0.14	$0.22	$0.17	$0.37
Diluted weighted-average shares outstanding	204,916	179,104	204,596	177,974

(1)	Unusual or non-recurring charges include foreign currency gains and losses, proceeds from legal and other settlements, severance expenses, transaction costs and other one-time expenses, such as expenses associated with the facilities consolidations, acquisitions and the sale of fixed assets.
(2)	Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.
(3)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.